Exhibit 21
                                                                      ----------

                   SUBSIDIARIES OF LEVCOR INTERNATIONAL, INC.

            Name                     Jurisdiction of Organization       Percentage Owned by Levcor
            ----                     ----------------------------       --------------------------

Blumenthal/Lansing Company, LLC               Delaware                             100%

Westwater Industries, LLC                     Delaware                             100%

Carlyle Manufacturing Company, Inc.           Connecticut                          100%

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